UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2014, we entered into a $400 million, 364-day, term loan facility with a syndicate of banks.  The facility has substantially similar terms and conditions to our existing $300 million 364-day term loan facility, which was scheduled to mature on April 30, 2014. Proceeds from the new facility will be used to refinance the existing $300 million 364-day facility, and for general corporate purposes, including the repayment of short-term debt. The $400 million facility closed and was fully drawn on April 10, 2014 and will mature on April 9, 2015.

The foregoing description of the term loan facility is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1
364-Day Term Loan Agreement dated as of April 10, 2014 among Weatherford International Ltd. (Bermuda), as borrower, Weatherford International Ltd. (Switzerland), the lenders party thereto and JPMorgan Chase Bank, N. A. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: April 10, 2014
/s/ Alejandro Cestero
Alejandro Cestero
Vice President, Co-General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
364-Day Term Loan Agreement dated as of April 10, 2014 among Weatherford International Ltd. (Bermuda), as borrower, Weatherford International Ltd. (Switzerland), the lenders party thereto and JPMorgan Chase Bank, N. A. as administrative agent.